                                                                    Exhibit 10.8




**************************** NOTICE OF GRANT AWARD ****************************
SMALL BUSINESS INNOVATION RESEARCH PROG                  Issue Date: 07/21/1998
Department of Health and Human Services
National Institutes Of Health
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES
*******************************************************************************

Grant Number: 1 R43 AI46040-01
Principal Investigator: ZARIF, LEILA PHD
Project Title: COCHLEATE DRUG DELIVERY AGAINST FUNGAL INFECTIONS

PRESIDENT & CHIEF EXEC OFFICER
BIODELIVERY SCIENCES, INC
UNIV HEIGHTS SCIENCE PARK
111 LOCK STREET
NEWARK, NJ O7103

Budget Period:  08/01/1999 - 01/31/2000
Project Period: 08/01/1999 - 01/31/2000


Dear Business Official:

The National Institutes of health hereby awards a grant in the amount of $100,000 (see "Award Calculation" in Section I) to BIODELIVERY SCIENCES, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 CFR PART 52 15 USC 638 and is subject to attached terms and conditions.

Acceptance of this award including attached Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for appropriate acknowledgement of NIH support when preparing publications, or issuing statements, press releases, request for proposals, bid solicitations, and other documents describing projects or programs funded in whole or in part with NIH support.

If you have any questions about this award, please contact the individual(s) referenced in the attachments.

Sincerely yours,

VICTORIA PUTPRUSH

Victoria Putprush
Grants Management Officer
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

Attachments

SECTION I -- AWARD DATA -- 1 R43 AI46040-01

AWARD CALCULATION (U.S. Dollars):
 Salaries and Wages .............................................   $ 44,294
 Fringe Benefits ................................................   $  9,400
 Personnel Costs ................................................   $ 53,694
 Consultant Services ............................................   $ 30,000
 Supplies .......................................................   $ 11,306
 Travel Costs ...................................................   $  5,000
 Direct Costs ...................................................   $100,000
 APPROVED BUDGET ................................................   $100,000
   TOTAL ........................................................   $100,000


FISCAL INFORMATION:
CFDA Number:  93.856
EIN:  1223354731Al
Document Number:  R3AI46040A
IC/    CAN     /  FY1999
AI/  8425740  /   100,000
NIH ADMINISTRATIVE DATA:
PCC: A25  /  OC:  41.4A  /Processed: VPUTPRUSH 980720 0834

SECTION II -- PAYMENT/HOTLINE INFORMATION -- 1 R43 AI46040-01

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm

SECTION III -- TERMS AND CONDITIONS -- 1 R43 AI46040-01

This award is based on the application submitted to, and as approved by the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.

b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.

c.  45 CFR Part 74 or 45 CFR Part 92 as applicable.

d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e.  This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

This grant is excluded from Expanded Authorities.

Treatment of Program Income:
Other Research (Add/Deduct Option)


The total costs (direct, indirect, and fixed fee) for Phase I of this SBIR may not exceed $100,000. Direct costs for this award reduced accordingly.

General program income that may be generated from this grant is to be treated under the

Additional cost alternative.

Information concerning funding, policy, administrative issues, is available for First-Time NIH grantee organizations via the NIH "Welcome Wagon" Memorandum. This document may be accessed through the following Internet address: http://www.nih.gov/grants/funding/welcomewagon.htm

PAYMENT INFORMATION: The awardee organization will receive information and forms from the Payment Management System of the Department of Health and Human Services regarding requests for cash, manners of payment, and associated reporting requirements. Payment may be made on a cost-reimbursement or advance basis. Cost reimbursement may be requested monthly, quarterly, or at other periodic intervals. Advance payments may be requested on a monthly basis only. The telephone number for the Payment Management System Office is (301) 443-1660.

Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holders to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States. To the extent authorized by Title 35 United States Code Section 205, the Government will not make public any information disclosing a Government-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that application.

Grants Management Contact:

Mary Ledford
(301) 402-6446 phone
(301) 400-3780 fax
ml28g@nih.gov

Program Official Contact:

Barbara Laughon, Ph.D.
(301) 402-2304

Mary Ledford, Grants Specialist


SPREADSHEET

GRANT NUMBER: 1 K43 A146040-01
P.I. ZARIF, LEILA
INSTITUTION: BIODELIVERY SCIENCES, INC.

                                                                         YEAR 01
                                                                         -------

Salaries and Wages......................................................  44,294
Fringe Benefits.........................................................   9,400
Personnel Costs.........................................................  53,694
Consultant Services.....................................................  30,000
Supplies................................................................  11,306
Travel Costs............................................................   5,000
                                                                         -------
TOTAL DO................................................................ 100,000
TOTAL P&A...............................................................
TOTAL COST.............................................................. 100,000
                                                                         =======

****************************** NOTICE OF GRANT AWARD ***************************
SMALL BUSINESS INNOVATION RESEARCH PROG                  Issue Date: 9/19/2001

Department of Health and Human Services
National Institutes of Health
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES
********************************************************************************

Grant Number: 2R44 A146040-02
Principal Investigator:  ZARIF, LEILA PHD
Project Title:  Oral AMB for the treatment of fungal infection

PRESIDENT & CHIEF EXEC OFFICER
BIODELIVERY SCIENCES, INC
UMDNJ
185 S ORANGE AVENUE, BLDG 4
NEWARK, NJ O7103
UNITED STATES


Budget Period:  09/20/2001 - 08/31/2002
Project Period: 08/01/1999 - 08/31/2004


Dear Business Official:

The National Institutes of health hereby awards a grant in the amount of $883,972 (see "Award Calculation" in Section I) to BIODELIVERY SCIENCES, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 CFR PART 52 15 USC 638 and is subject to terms and conditions referenced below.

Acceptance of this award including the Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgement of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility to make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov. If you have any questions about this award, please contact the individual(s) referenced in the attachments.

If you have any questions about this award, please contact the individual(s) referenced in the information below.

Sincerely yours,

THERESA MERCOGLIANO

Theresa Mercogliano
Grants Management Officer
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

See additional information below

Barbara E. Laughon, Ph.D.            SUMMARY STATEMENT                PAGE 119
301-402-2304                      (Privileged Communication)
bl17u@nih.gov
                                           Application Number 1 R43 A146040-01

                     ZRG1 VR (1)
Review Group:        CENTER FOR SCIENTIFIC REVIEW SEP

Meeting Dates:       IRG: FEB/MARCH 1999 COUNCIL: MAY 1999             A25
                                                Requested Start Date: 07/01/1999


              ZARIF, LEILA, PND
              BIODELIVERY SCIENCES, INC
              111 LOCK STREET
              UNIV HEIGHTS SCI PARK
              NEWARK, NJ 07103

Project Title:       COCHLEATE DRUG DELIVERY AGAINST FUNGAL INFECTIONS


IRG: Action:         Priority Score: 201
Human Subjects:      10-N0 HUMAN SUBJECTS INVOLED
Animal Subject:      30-ANMLS INV.-VERIFIED, NO IRG CONCERNS OR COMMENT



             GENDER, MINORITY, & CLINICAL TRAIL CODES NOT ASSIGNED


PROJECT            DIRECT COSTS             DIRECT COSTS            ESTIMATED
 YEAR              REQUESTED                RECOMMENDED             TOTAL COST

 01                100,694                  100,694                 100,694
                   -----------              ------------            ----------
TOTAL              100,694                  100,694                 100,694

RESUME AND SUMMARY OF DISCUSSION: This is an interesting proposal and one that appears to be worthy of strong support particularly in view of the survival results they present for treatment of murine candidiasis comparing amphotericin B-cochleate preparation against that of Fungizone treated mice both by the intraperitoneal route. Achieving the goals of this depends on the successful preparation and evaluation of an oral form of the amphotericin B-cochleate preparation. Concern is raised by the high calcium content that they describe will be employed. Amphotricin B, in Fungizone preparations, forms a precipitate in high salt solutions and it is recommended that solutions be prepared in distilled water. Granted the lipid vehicle as described in this proposal may circumvent this property of the polyene, there is no guarantee that such would not happen.

DESCRIPTION: Opportunistic infections are widespread in HIV infected and other immunosuppreassed individuals. Cochleate cylinders are an innovative and relatively new lipid based delivery system. The long term goals of this research program are to determine the feasibility and technical merit of drug-choleate formulations to enhance the efficacy of some currently available antimicrobials by increasing therapeutic index and patient compliance. The present application will focus on investigating the properties of amphotericin


Date Released: 05/12/1999                             Date Printed: 03/12/1999

SPECIAL EMPHASIS PANEL (ZRG1-VR-01)             3              1 R43 AI 46040-01
MARCH 24-25, 1999                                              ZARIF


ratio of lipid/amphotericin B encochleated is highly reproducible (within 1%). A predictable problem in preparing such materials is that there is a great tendency for such lipid containing materials to aggregate. They describe their experience with one such example but also provide evidence that by altering the formulations they have reduced, but apparently not eliminated, this problem.

The applicant provides evidence using amphotericin B-rhodamine-cochleate preparations that it is taken up by C. albicans. This shows but does not prove that amphotericin B delivered in this manner actually gets to the target sterol sites. It could be that the complex simply absorbs onto the rigid cell wall. Cultured macrophages accumulate the amphotericin B-rhodamine-cochleates internally where it remains for several days and slowly transfers the fluorescent label to the membranes of the macrophage. Amphotericin B-cochleate preparations at concentrations of 500 mcg/ml did not hemolyze red blood cells over the observation period whereas amphotericin B at a concentration of 10 mcg/ml as Fungizone was highly hemolytic. Amphotericin B cochleates accumulate mainly and concentrate in the liver and spleen. The applicant also provides data on the antifungal activity of amphotericin B cochleates and show that the MIC is equivalent to that of Fungizone on a n/v against A. fumigatus. However, from the description of how the in vitro susceptibility studies were done it is somewhat confusing on how they got reproducible inocula of the A. fumigatus preparations since it is a filamentous organism and preparing uniform suspensions of hyphal elements is impossible from the description they provide on how the suspension was prepared.

CRITIQUE 2: This phase I SBIR proposal describes experiments to develop a cochleate formulation of Amphotericin B. The long-range goal is to develop a formulation that has good systemic absorption when given orally. This excellent proposal contains strong preliminary data and feasible experiments. Furthermore, there is a significant clinical need for an oral formulation of Amphotericin B with good systemic absorption.

Preliminary Data: The investigators demonstrate that they are able to synthesize a cochleate formulation of Amphotericin B. They also demonstrate that they are able to adjust the particle size of the cochleate formulation. The cochleate formulation appears to have some systemic absorption. However, with the current formulation, oral bioavailability appears to be low, as reflected by sub-microgram quantities of Amphotericin B in the liver, spleen and lung following a single oral dose. In contrast, thirty days after a ten-day course of cochleate Amphotericin B given intraperitoneally, the concentration of Amphotericin B in the liver and spleen of the mice ranged from approximately 7 to 22 micrograms. Nevertheless, the fact that at least some of the cochleate Amphotericin B was absorbed suggests that it may be feasible to enhance this bioavailability.

The investigators also demonstrate that the Amphotericin B cochleate formulation accumulates within Candida albicans and macrophages. It had no toxicity as demonstrated by the orythrocyte lysis test. However, when the Amphotericin B cochleates were given to mice intraperitoneally for ten days, there was some evidence of systemic toxicity as manifested by an approximate twenty-five percent less in body weight. The Amphotericin B cochleate demonstrated reasonable activity against at least one strain of Aspergillosis fumigatus and one strain of Candida albicans in vitro. Furthermore, it appeared

SECTION I - AWARD DATA - 2 R44 AI46040-02

AWARD CALCULATION (U.S. Dollars):

Salaries and Wages                                                      $233,000
Fringe Benefits                                                          $46,280
Personnel Costs                                                         $278,280
Equipment                                                                $35,000
Supplies                                                                $155,000
Travel Costs                                                             $10,000
Other Costs                                                              $10,000
Consortium/Contractual Cost                                             $156,552
Federal Direct Costs                                                    $644,832
Federal F&A Costs                                                       $239,140
APPROVED BUDGET                                                         $883,972

TOTAL                                                                   $883,972



Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project, is as follows.

03  $814,398
04  $989,352

FISCAL INFORMATION:
CPDA Number:  93.856
EIN:  1223354731A1
Document Number:  R4AI46040B

IC/ CAN / FY 2001 / FY2002 / FY2003
AI/ 8425951 / 883,972 / 814,398 / 989,352

NTH ADMINISTRATIVE DATA:
PCC:  A25 / OC: 41.4B / PROCESSED:  MERCOGL 010917 0333

SECTION II - PAYMENT/HOTLINE INFORMATION - 2 R44 AI46040-02

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 2 R44 AI46040-02

This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.
b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.
c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.
d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

This grant is included under Expanded Authorities.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

Treatment of Program Income:
Additional Costs

SECTION IV - NIAID SPECIFIC TERMS OF AWARD -

This award is subject to the Terms and Conditions of Award included in NIAID Policy on Monitoring Grants Supporting Clinical Trials and Studies (see NIH Guide for Grants and Contracts, February 24, 2000, Not AI-00-003). These terms and conditions are hereby incorporated by reference, and can be accessed via the following world wide web addresses: http.//www.niaid. nih.gov/non/pdf/clinterm.pdf.

The NIAID Point of Contact

TERMS OF AWARD FOR DAIDS GRANTTS COORDINATOR
Regulatory Operations Center
Social & Scientific Systems, Inc.
6101 Executive Boulevard
Suite 350
ROCKVILLE, MARYLAND 20852
USA

PAX: For US Institutions: 1-800-275-7619
Telephone number for US and international sites to call the coordinator for information or questions: 301-770-4550

NOTICE: Under governing regulations, Federal funds administered by the Department of Health and Human Services shall not be expanded for and individuals shall not be enrolled in research involving human subjects unless the institution has an approved Assurance of Compliance with 45 CFR 46 on file in the Office of Human Research Protections (OHRP) and the project has been reviewed and approved by the Institutional Review Board (IRB) in accordance with the requirements with the requirements in 45 CFR 46.

The present award is being made without currently valid certification of IRB approval for this project with the following restriction: Only activities which do not directly involve human subjects (i.e., are clearly severable and independent from those activities that do involve human subjects) may be conducted pending the acceptance by the National Institute of Allergy and Infectious Diseases of certifications of IRB approval.

Pending the establishment of a negotiated facilities and administrative (F&A) cost rate, this award provides an allowance of F&A costs of 10% salaries and wages ($23,200). The timeline to establish this rate is 90 days from the issuance of this Notice of Grant Award. Please contact Ms. Ruth Bishop, OFM/NIH at (301) 496-2444 for assistance. The balance of funds remains restricted ($215,940) and may not be rebudgetted or used for any other purpose.

PAYMENT INFORMATION: The awardee organization will receive information and forms from the Payment Management System of the Department of Health and Human Services regarding requests for cash, manners of payment, and associated reporting requirements. Payment may be made on a cost-reimbursement or advance basis. Cost reimbursements may be requested monthly, quarterly, or at other periodic intervals. Advance payments may be requested on a monthly basis only. The telephone number for the Payment Management System Office is (301) 443-1660.

Intellectual property rights: Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of his award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 701 Rockledge Drive, MSC 7750, Bethesdam, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site (www.iedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-approved invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

Babara E. Laughon, Program Official (301) 402-2304 bl17u@niaid.hih.gov Theresa Mercogliano, Grants Specialist (301) 402-5512 tm47o@nih.gov

SPREADSHEET

GRANT NUMBER: 2 R44 AI46040-02
P.I.: ZARIF, LEILA
INSTITUTION: BIODELIVERY SCIENCES, INC.

                                              YEAR 02      YEAR 03     YEAR 04
                                              -------      -------     -------
Salaries and Wages..........................  232,000      127,248     150,335
Fringe Benefits.............................   46,280       25,384      29,989
Personnel Costs.............................  278,280      152,632     180,324
Equipment...................................   35,000       65,000
Supplies....................................  155,000       50,000      75,000
Travel Costs................................   10,000
Other Costs.................................   10,000
Consortium/Contractual Cost.................  156,552      445,450     606,366

TOTAL FEDERAL DC............................  644,832      713,082     861,690
TOTAL FEDERAL F&A...........................  239,140      101,316     127,662
TOTAL COST..................................  883,972      814,398     989,352

                                              YEAR 02      YEAR 03     YEAR 04
                                              -------      -------     -------
F&A Cost Rate 1............................     50.00%       50.00%      50.00%
F&A Cost Base 1............................   478,280      202,632     255,324
F&A Costs 1................................   239,140      101,316     127,662